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                                                                  EXHIBIT - 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-80199, No. 333-78923, No. 333-78923 and No. 333-41086 on Form S-8, Form S-1,
Form S-4 and Form S-8, respectively, of Samuels Jewelers, Inc. of our report dated August 29, 2001 on the financial statements of the Company, which report expresses an unqualified opinion and includes an explanatory paragraph regarding AICPA Statement of Position 90-7, "Financial Reporting for Entities in Reorganization Under the Bankruptcy Code," for the Successor Company as a new entity with assets, liabilities, and a capital structure having carrying values not comparable with prior periods and an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern, and of our report dated August 29, 2001 on the financial statement schedule listed in the Index at Item 14, appearing in this Annual Report on Form 10-K of Samuels Jewelers, Inc. for the year ended June 2, 2001.





Dallas, Texas
August 31, 2001